UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☐

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

STRATEGIC REALTY TRUST, INC.

(Name of the Registrant as Specified In Its Charter)

DIANNE COSTA

JEROME HAGLEY

MICHAEL KARAS

MARSHALL KARR

TODD SPITZER

ANTHONY THOMPSON

TINA ALDATZ

BERNECE DAVIS

ROBERT HOH

JAMES RONALD KING SR.

DAVID LARSEN

JOHN SKEFFINGTON

MARC SLAVNY

SHARON THOMPSON

CENTAURUS FINANCIAL INC.

THOMPSON NATIONAL PROPERTIES, LLC

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing contains (i) a press release issued by the SRT Shareholders Coalition on October 15, 2013 and (ii) screenshots from websites launched by the SRT Shareholders Coalition on October 15, 2013.

1

<SRT SHAREHOLDERS COALITION HEADER>

FOR IMMEDIATE RELEASE

Tuesday, October 15, 2013

Contact: Michael Tootle, 800-401-7905

SRT Shareholders Coalition Calls for Shareholders Meeting, Highlights Troubled Board of Directors

Proposes New Independent Leadership To Protect Shareholder Investments

(ANAHEIM, CA) – Today, a group of major shareholders who are invested in Strategic Realty Trust, Inc. (SRT), a Real Estate Investment Trust (REIT), announced the formation of a coalition calling for a shareholders meeting immediately.  The SRT Shareholders Coalition is supporting the election of new, independent leadership to address the growing concerns held by many regarding the recent actions of the current board of directors.

The SRT Shareholders Coalition submitted an open letter to individual shareholders below highlighting some of their top reasons for raising concern, demanding a shareholder meeting and proposing the election of new leadership to the board of directors:

SRT SHAREHOLDERS COALITION

*****An Important Letter To SRT Shareholders*****

October 15, 2013

Fellow Shareholders:

Strategic Realty Trust (SRT) is a premier real estate investment portfolio, which historically had a solid and consistent track record of performance. Until earlier this year, SRT provided attractive dividends and strategic positioning for future shareholder value.

From the beginning, the strength of SRT was built on:

•        Strong fundamentals,

•        High occupancy rates,

•        Significant growth potential.

We believe SRT has strayed from these principles.

In mid 2012, several independent directors took control of SRT without shareholder approval, and we believe started the company on a course that has been disastrous. As a “Special Committee”, Jeffrey Rogers, Phil Levin, and Jack Maier issued a ‘no-bid’ sweetheart contract to Glenborough, Andrew Batinovich’s family-owned company, to manage SRT at what we believe is a higher cost.

This unqualified “Special Committee” has irresponsibly wasted shareholder money and taken our REIT in the wrong direction by:

•        Nearly tripling their own director compensation in less than two years,

•        Doubling the cost of general and administrative overhead expenditures by nearly $2 million, or 200%, in less than two years,

•        Hiring an inexperienced CFO who was fired in 8 months after receiving over $275,000 in compensation and severance, and,

•        Suspending dividend payments to shareholders.

We could no longer sit on the sidelines and watch this continued destruction of value. Accordingly, as SRT Shareholders we are calling for the removal of this current board of directors, and recommend a new independent leadership team qualified to protect our investment.

We believe the following principles are critical for protecting our investment.

•        Accountability & Shareholder Value: Spend shareholder money responsibly and deliver value.

•        Competence: Independent Directors with a mix of the right experiences including real estate investment management, public oversight of billion dollar budgets and financial accounting expertise.

•        Authentic Shareholder Representation: Directors who will: 1) instill proper financial stewardship, 2) advocate for good corporate governance, and, 3) seek input from shareholders - the people who actually have “skin in the game”.

The SRT Shareholders Coalition has nominated a new group of Director Candidates because they bring the independent leadership, industry experience and stakeholder perspective needed to PROTECT OUR INVESTMENT.

To learn more about various members of our coalition and view our letter online visit SRTShareholdersCoalition.org.  To learn more about the effort to elect new leadership visit ProtectOurInvestment.org.

Sincerely,

SRT Shareholders Coalition

Source: http://www.srtshareholderscoalition.org

The SRT Shareholders Coalition believes the historical performance validates that SRT remains a strong investment on solid footing.  However, the group noted very recent actions by the current board of directors it believes are irresponsible and wasteful.

“As the largest individual shareholder in the Strategic Realty Trust, it is important to me that this real estate investment trust be properly managed by experienced professionals who have a deep understanding of the retail real estate market.  Unfortunately, the current board hired an advisor with little to no retail experience who has made poor decisions.  SRT needs new independent directors who will ensure transparency in all management decisions,” said Bernece Davis, who holds 123,626 shares in SRT.

“We believe this investment can still perform for investors, but not with the current Board in place with their track record of questionable decisions and low level of transparency.  That’s why we are asking all of them to step down and be replaced by a more competent and qualified new slate of directors dedicated to ensuring proper oversight and management of this Trust going forward,” said Ron King, an Anaheim, California-based shareholder controlling 1,000 shares of SRT, and Chairman and CEO of Centaurus Financial, a leading national independent broker/dealer licensed to offer securities and insurance products in all fifty states.

“As a major shareholder in SRT, I am deeply concerned with the questionable changes made by the current board of directors.  In addition to significantly increasing their own compensation and eliminating our dividend payments without presenting any justifiable information to the shareholders, this board has substantially cost shareholders millions through bad judgment and unnecessary legal fees,” said David T. Larsen, MD, a Dallas, Texas-based shareholder controlling 94,334 shares of SRT, and diagnostic radiologist with a 30-year career in medicine, “Further evidence of the current board’s poor judgment was the removal of the expert management team who made this REIT successful.”

On Friday, October 11, 2013, the SRT Shareholders Coalition filed a Preliminary Proxy Statement with the U.S. Securities and Exchange Commission (SEC) to solicit shareholders for written requests to support calling a shareholders meeting.  The purpose of the shareholders meeting is to hold an election to replace current board members with new independent directors.  The Preliminary Proxy Statement may be found here: http://www.sec.gov/Archives/edgar/data/1430924/000104746913009609/a2216961zpren14a.htm.

The SRT Shareholders Coalition and its group of investors, which includes parties who have led successful management efforts on behalf of SRT, is advised by Southern California-based DelMorgan & Co. and its principals Rob Delgado and Neil Morganbesser, DelMorgan & Co. has over 150 years of combined experience and over $250 billion in successfully completed transactions including shareholder rights and proxy contests, mergers and acquisitions, raising capital and strategic advisory assignments.  For additional information on DelMorgan & Co. please visit their website at http://www.delmorganco.com.

About SRT Shareholders Coalition

The SRT Shareholders Coalition is a group of investors overwhelmingly supportive of installing a new Board of Directors who bring the independent leadership, industry experience and stakeholder perspective needed to protect the investments made by shareholders in SRT.  Co-chairs of the SRT Shareholders Coalition include major shareholders Tina Aldatz, Bernece B. Davis, Ron King, David T. Larsen, MD, John Skeffington, Marc Slavny, Sharon Thompson, and Robert Hoh. For more information regarding the coalition and the independent team of director candidates please visit http://www.protectourinvestment.org.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

###

Important Additional Information Regarding the Solicitation

This press release is not a solicitation of proxies, consents or requests, and stockholders are not being asked to provide proxies, consents or requests to the SRT Shareholders Coalition (the “Coalition”) at this time. Any solicitation of proxies, consents or requests will only be pursuant to a proxy statement and other proxy materials to be filed with the Securities and Exchange Commission (the “SEC”) at a later date.

In connection with its solicitation of written requests (the “solicitation”) to demand a special meeting of stockholders of SRT, the Coalition has filed a preliminary solicitation statement with the SEC to solicit written requests from stockholders of the Company to demand a special meeting of SRT stockholders. Investors and security holders are urged to read the preliminary solicitation statement in its entirety, and the definitive solicitation statement and other relevant documents when they become available, because they will contain important information regarding the solicitation. The preliminary and definitive solicitation statement and all other relevant documents will be available, free of charge, on the SEC’s website at www.sec.gov.

The following persons are participants in connection with the solicitation:  Dianne Costa, Jerome Hagley, Michael Karas, Marshall Karr, Todd Spitzer, Anthony Thompson, Tina Aldatz, Bernece Davis, Robert Hoh, James Ronald King Sr., David Larsen, John Skeffington, Marc Slavny, Sharon Thompson, Centaurus Financial Inc. and Thompson National Properties, LLC.  Information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, to the extent applicable, is available in the preliminary solicitation statement filed with the SEC on October 11, 2013.

[LOGO]

DIANNE SALVAGNO COSTA

PROFESSIONAL BIOGRAPHY

Dianne Costa was twice elected Mayor of Highland Village where she served on the city council for eight years.  Under her leadership, the city was recognized as the safest city in Texas according to the FBI.  Costa brought her financial expertise as a small business owner to her role as an elected official and led Highland Village to a two point jump in her city’s S&P rating to AA+ while other cities were being downgraded during a difficult economic climate.  Costa spearheaded the city’s economic development program securing two major developments, which were crucial to the financial viability of the city.

Costa appreciates the importance of transparency and accountability.  She helped restore trust in government at her city and delivered a balanced budget for its citizens.  Costa served on the National Multi-modal Transportation Committee appointed by Congress as well as on the governing board of the Texas Health Presbyterian Hospital.  She is a charter member of Rockpointe Church in Flower Mound where she has served as Chair of the Pastoral Care, Finance and Pastor Accountability Board.

EXECUTIVE PROFILE

Dianne Costa is the current owner of Counseling, Education & Mediation Associates (CEMA North Texas).  In this capacity, she has served as mediator appointed by the courts to assist in reaching settlements for business disputes as well as assisting in the area of family stabilization.  Costa also serves the legal community as mediator for business and family disputes in a manner that seeks to preserve relationships of the parties.

CAREER HISTORY

CEMA NORTH TEXAS, TX	2010-Present

Counseling, Education & Mediation Associates

Owner

•                 Served as mediator for county court at Law No. 1, and county court at Law No. 2 in which Mediated Settlement Agreements were reached for business disputes

•                 Serves legal community as mediator for business and family disputes in a manner that seeks to preserve relationships of the parties

•                 Appointed to serve the courts in the area of family stabilization with parents and children of high conflict divorce and modifications

Highland Village City Council, Highland Village, TX	2002 - 2010

Mayor – 2006-2010

Mayor Pro Tem – 2005-2006

Deputy Mayor Pro Tem – 2003-2005

•                 Helped city become recognized as Safest City in Texas as rated by FBI

•                 Under leadership, city experienced a two point jump in the S&P rating to AA+ while other cities were being downgraded during a difficult economic climate

•                 Reduced staff turnover from double to single digits

•                 Implemented  and realized many city programs and amenities such as expanded trail system, community policing programs, citizen recognition, and Veteran’s memorial

•                 Assisted in establishing two major developments in the city, securing its financial viability

•                 Created economic development through reduction of regulations while keeping integrity of the city

•                 Restored trust in government via transparency, accountability and a balanced budget for citizens with her open communications and back to the basics approach

EDUCATION

B.S., Family Studies with minor in Government

Texas Women’s University, Magna Cum Laude

•                 McNair Scholar

•                 Kellogg Foundation Grant recipient

•                 Golden Key International Honor Society

CAREER & COMMUNITY SERVICE (Past and Present)

•                 Charter member of Rockpointe Church in Flower Mound

o                Chair of Pastoral Care, Finance, and Pastor Accountability Board

o                Worked on land acquisition for Rockpointe

•                 Texas Association of Mediators (TAM)

•                 Texas Mediator Credentialing Association

o                Holds title of Distinguished Credentialed Mediator

•                 National Council of Family Relations (NCFR) offering the Journal of Marriage and Family

•                 Texas Council on Family Relation

•                 National Association of Professional Women

•                 ZONTA International Woman of the Year for Business in 2010

JEROME HAGLEY

PROFESSIONAL BIOGRAPHY

Jerome Hagley is the Chief Operating Officer and Executive Vice President of The Dawson Company, a developer of mixed-use and transit-oriented development primarily located in urban infill communities.  He is responsible for structuring, financing, and executing commercial and multi-family real estate developments as well as overseeing the company’s management operations.

Over the past eight years, Hagley has been the key principal involved in financing more than $750 million in urban in-fill mixed use and transit-oriented development projects, as well as providing financial analysis and cash management of retail, office, and multi-family real estate and loan assets located in 27 midwestern and eastern states.  Deals include Museum Tower at Centennial Hill, a $55 million project in downtown Atlanta, the Decatur Renaissance Center, a $50 million Wachovia Plaza project in Decatur, Georgia, and The Banks, a $700 million mixed use development in Cincinnati.

EXECUTIVE PROFILE

Jerome Hagley has been with The Dawson Company since 1992 holding several positions, including Controller, Vice President of Operations, Vice President of Finance, and Senior Vice President/Chief Financial Officer.  He has assumed full responsibility for finance, accounting systems management, including all divisions and subsidiaries as well as multiple consulting clients.  Additionally, he is also responsible for structuring, financing, and executing commercial and multi-family real estate developments, and for overseeing the company’s management operations.  Responsibilities during his tenure at The Dawson Company have included the financial analysis and cash management of $1.5 billion portfolio of retail, office and multi-family real estate and loan assets located in twenty-seven Midwestern and Eastern States.  Over the past thirteen years, he has been the key principal involved in financing over $750 million in urban in-fill mixed use and transit-oriented development projects.

CAREER HISTORY

THE DAWSON COMPANY, Atlanta, GA, Cincinnati, OH, Baltimore, MD, Pittsburgh, PA

Chief Operating Officer	January 2000 - Present

Developed the following projects:

•                 Kroger Cascade Citi-Center Development: Located in Atlanta’s historic West End, Cascade Citi Center is a $12 million 100,000 square foot grocery anchored shopping center, featuring a 76,500 square Kroger Store

•                 Museum Tower at Centennial Hill: Located adjacent to Centennial Olympic Park in downtown Atlanta, the $55 million Museum Tower is both: a 25-story, 167-unit luxury condominium high-rise, including a 30,000 square foot Children’s Museum of Atlanta

•                 Lindbergh City Center: Lindbergh City Center shares the distinction of being the first transit-authority sponsored TOD in the United States. The key development principal for over 700 market rate residential units and 15,000 sq. ft. of retail space

•                 Lindmont: Anchored in Buckhead, $180 million-dollar TOD featured the development of 790 apartments and townhomes. Equity partners included Teachers Insurance & Annuity Corporation (TIAA-CREF) and St of Florida Employee Pension Fund/Invesco

•                 Decatur Renaissance Centre: $50 million office acquisition/re-position, anchored by Wells Fargo, formerly Wachovia Bank. Developed Decatur Renaissance, a $30 million, 168-unit luxury condominium built on the same locale, featuring 5,500 square feet of street-level retail space

•                 Centerpoint (Baltimore, Maryland): An 50/50 joint venture between Bank of America and The Dawson Company, The $105 million construction and renovation project, includes 9 historic buildings, along with a new 19-story residential tower containing street-level retail. Centerpoint features 394 residential units, 35,000 square feet of retail space, and a 410-space parking structure

•                 The Banks (Cincinnati, Ohio): A $700 million mixed use development situated between Paul Brown Stadium and the Cincinnati Reds Stadium consisting of residential, commercial, and retail. Phase 1 is complete, consisting of 300 apartments and 90,000 square feet of retail. This is a joint venture with Carter Real Estate and USAA Real Estate

Executive Vice President and Chief Operating Officer

May 1992 – Present

Kimberly-Clark	December 1990 – March 1992

Financial Analyst

EDUCATION

B.S., Accounting

Spring Hill College

Masters in Professional Accountancy, Accounting, Finance and International Business

Georgia State University

MICHAEL KARAS

PROFESSIONAL BIOGRAPHY

Michael Karas is the president of Karas Partners, Inc.  He has more than 30 years of real estate investment experience, which he has successfully parlayed into a thriving private investment firm.  In addition to acquisition and disposition real estate investing, Karas Partners develops and manages unique marketplace ventures as a corporate financier and capital investor.  Karas has received awards for the renovation and restoration of historical urban properties.  His firm is a full service property management company that also designed marketing programs and strategies to attract high quality revenue tenants.  His past experiences include Managing Director of a publicly-traded real estate investment trust and President of First Canadian Bancorp Inc., a private equity firm directing partnership investments in branded operating companies, financing, acquisition and mergers with a focus on strategic exit plans.  He received his degree in Business and Economics from the University of Western Ontario.

EXECUTIVE PROFILE

Karas Partners, Inc. is a private equity firm with a small team of professionals who successfully identify and structure investments with domestic and international partners.  As president, Karas works with leading national and international accounting, law, and wealth management firms, offering an expertise in sourcing and structuring both debt and equity financing opportunities to a successful closing.  Over the past 28 years, he and his company have reliably delivered acquisition, disposition, and financing transactions for their investors, financial partners, and the firm.

Karas’s long term relationships, direct with decision makers, provides him with a continual flow of off-market opportunities and liquidity events that result in repeat investment allocation.  Past real estate transactions include The White House Garage, a major San Francisco landmark that serves all downtown hotels, Union Square, the Financial District, Chinatown and shopping, Lombard Place, a 12-story office property located in Toronto’s financial core, 350 Bay Street, Toronto, Canada, a 13-story building also located in Toronto’s financial core, and 2 Queen Street West, Toronto, Canada.

CAREER HISTORY

KARAS PARTNERS, INC., Newport Beach, CA	1994 - Present

President

•                 Corporate financier and real estate investor

•                 Invest in private companies and acquisitions and dispositions of real estate rents

Real Estate Transactions:

•                 323 Sutter Street, San Francisco, California: Conveniently located in downtown San Francisco on the corner of Grant and Sutter, this is a major San Francisco landmark.  The White House Garage serves all downtown hotels, Union Square, the Financial District, Chinatown and shopping.

•                 350 Bay Street, Toronto, Canada: Completed in 1928 by architect Stephen B. Coon, this premier business address has 13 stories and a typical floor plan of approximately 4,100 square feet.  It is located in Toronto’s financial core on the south-west corner of Bay & Temperance, across from

Bay-Adelaide Centre.  The property is steps from PATH, public transportation, and numerous Bay Street Amenities.

•                 105 Adelaide Street West, Toronto, Canada: Also known as Lombard Place, this is a 12-story office property located in Toronto’s financial core.  Conveniently situated between Brookfield’s Exchange Tower and First Canadian Place, this Class “A” office building was completely renovated in 1990.

•                 2 Queen Street West, Toronto, Canada: This property is attached to the 3.5 million square foot Eaton Center with direct PATH and Subway access.

FIRST CANADIAN BANCORP, INC.	1984 - 1994

President

•                 Became Karas Partners, Inc.

MEDALION REALTY GROWTH FUND	1989 - 1990

Managing Director

•                 Publicly-traded real estate investment trust

EDUCATION

1975 – 1978 University of Western Ontario, Business and Economics

MARSHALL I. KARR

PROFESSIONAL BIOGRAPHY

Marshall Karr has been in the Real Estate and Construction business for more than 30 years as a certified Property Manager managing residential, commercial and retail properties.  He currently holds the position of Managing Partner of Karr Commercial LLC, a multi-faceted commercial and residential real estate firm involved in the renovation and historic preservation of many Nashville landmarks and residences.

In addition to his successful career in real estate, Karr currently serves as a commissioner on the Metropolitan Government Tax Equalization Board, a member of the Mayor’s Task Force for the Convention Center Authority and a former officer and director on the board of the Greater Nashville Association of Realtors.  As a staunch believer in community service, Karr served on the committee to restore the Tennessee State Capitol as well as a director on the board of the Greater Nashville Association of Realtors and past chairman of the Metropolitan Board of Zoning Appeals.

EXECUTIVE PROFILE

Marshall Karr is a senior executive with documented success in consistently improving financial and operational performance through strong methodical implementation and process planning with primary focus on sales and marketing.  He has managed budgets in excess of $125 million.  He has extensive career experience in identifying and developing new business opportunities and building long-term relationships while instilling a productive team environment and effectively utilizing resources.

CAREER HISTORY

KARR COMMERCIAL LLC, Nashville, TN	1972-Present

A family real estate trust

Founder and President

•                 Identify, finance, acquire, manage all lender negotiations necessary to facilitate multifaceted investments in commercial, multi-family and retail real estate

•                 Address leasing, marketing and sales requirements of ownership in multiple types of real estate

IMRAC/BCA, Nashville, TN	Sept 2004-January 2006

Computerized Patient Record and Financial Billing System

President and Chief Executive Officer

•                 Led investor group to buy back company co-founded in 1993.

•                 Managed all operations of company.

SHOP AT HOME NETWORK and shopathometv.com, Nashville, TN	1999 – Sept 2001

Leading retailer of specialty consumer and collectible products through interactive electronic media

Senior Vice President, Product Development

•                 Reported to President & COO for exclusive representation to product marketplace

•                 Maintained responsibility for network product categories

•                 Completed addition of 40 new vendors within a 90-day period

•                 Developed strong relationships in all category areas including direct response television

Senior Vice President, Product Development/Merchandising

•                 Reported to the President and COO

•                 Promoted as a result of convergence of Shop At Home and collectibles.com with increased direct reports

•                 Directed merchandising for Jewelry ($50 million), Electronics ($35 million), Home, Health, Beauty and Fitness ($6 million), Internet ($25 million) and producers with budget of $125 million

Vice President, Product Development, collectibles.com

•                 Directed the initial start up, implementation, and design of a new Internet business for TV shopping network, which included the development of all new product, categories, merchandising, copy and sales for this site

•                 Increased sales from $450,000 per month to over $2 million per month in six months

•                 Was responsible for 45 direct reports with budgets of $20 million

•                 Implemented more than 100 exclusive contracts to Collectibles.com

•                 Extensively recruited new vendors to company

MEDICAL INFORMATION MANAGEMENT SYSTEMS, INC. (MIMS) Nashville, TN	1993-1999

Start-up company offering a computerized patient record system to the healthcare marketplace

Executive roles reporting to CEO and Board of Directors

Board Member - 1997 – 1999

President and Chief Operating Officer - 1998

Executive Vice President – 1997

Senior Vice President, Business Development – 1997

Senior Vice President, Sales & Marketing - 1995

Senior Vice President, Corporation Administration – 1993

Secretary to the Board of Directors - 1993 –1997

•                 Managed overall strategic planning from the office of the President and COO

•                 Increased revenue from $500,000 in 1995 to $4.1 million in 1996 to $6.4 million in 1997 and to $7.4 million in 1998

•                 Directed operations, sales and marketing, investor relations, legal, Internet, aviation and new market penetration

•                 Implemented all corporate administrative functions

•                 Initiated implementation of a national sales force and developed budget for new product called PEARL®, released for commercial installation in 1995

•                 Obtained leads for client development

•                 Created marketing/advertising material for sales conferences in the United States and Europe

•                 Managed all legal, governmental and organizational skills necessary to bring in equity investments of $35 Million, including developing the private offering memorandum and marketing materials

•                 Managed a staff of 70 employees

REN CORPORATION, Nashville, TN	1992 - 1993

NASDAQ traded public company in the business of renal dialysis care ultimately acquired by Cobe Gambrow, 1993

Director of Real Estate

•                 Member of Board of Directors 1990 - 1993

•                 Implemented site selection and construction for all dialysis clinics throughout the United States, Mexico, and England

EDC REALTY, INC, Nashville, TN	1989 to 1991

Real Estate firm that manages and leases One American Center – a multi-state development and construction firm

Executive Vice President – 1990, President 1989

•                 Was responsible for the creation, management and direction of a team of brokers designed to address the various categories of real estate marketing prevalent during difficult economic circumstances

•                 Directed leasing, sales and marketing of more than 500,000 square feet of commercial office space and more than 800,000 square feet of retail space

•                 Developed a 200-acre multi-use business park

•                 Identified and retro-fit office headquarters for the third largest kidney dialysis company in the United States

REAL ESTATE INVESTORS DIVERSIFIED (REID), Nashville, TN	1986 – 1989

A real estate management company offering services through wholly owned subsidiaries

Executive roles reporting to CEO and Board of Directors

President – Housing Development Company (HDC) - 1987

President & Chief Executive Office - Investors Diversified Property Management (IDPM) – 1986

President – REID – 1986

•                 Had full P & L responsibility for budgets in excess of $25 million in new construction, $3 million in project rehabilitation and over $25 million per fiscal year

•                 Managed 8,000 apartment units throughout Tennessee, Alabama, Georgia and Illinois

•                 Managed 250,000 square feet of commercial space

•                 Managed assets for corporate general partners

•                 Negotiated property acquisition, disposition, refinancing, syndication, investment structuring, investor reporting and communication for all affiliated partnerships

JACQUES-MILLER CONSTRUCTION COMPANY, Nashville, TN	1982 – 1986

An investment firm specializing in financial and investment planning, acquisition and syndication of real estate, oil and gas properties, as well as management of residential and commercial properties

President, 1984-1986, Vice President, 1982-1984

•                 Managed 10,000 apartment units with travel to 31 cities across 14 states

•                 Directed Department of Commercial Properties, totaling more than two million square feet

•                 Acquired and renovated 1900’s YWCA in Nashville for headquarters of Jacques-Miller, Inc.

•                 Acquired and renovated historic Doctor’s Building in Charlotte, NC

EDUCATION

B.A., Psychology and Marketing

University of Oklahoma. Oklahoma City, OK, 1974

YMCA Night Law School 1974-1979

CAREER & COMMUNITY SERVICE (Past and Present)

•                 Commissioner, Metropolitan Government Tax Equalization Board

•                 Electronic Retailers Association

•                 Direct Selling Association

•                 Healthcare Information and Management Systems Society (HIMSS)

•                 Medical Group Management Association (MGMA)

•                 Healthcare Convention & Exhibition Association (HCEA)

•                 Advisory Committee for Monroe Harding Children’s Home

•                 Co-Chairman, “Laugh Your Lungs Off” American Lung Association

•                 Greater Nashville Association of Realtors 10/18/1984

•                 Nashville City Center Committee-Land Use Sub-Committee

•                 National Association of Realtors

•                 Nashville Board of Realtors

•                 TN Real Estate Association

•                 Institute of Real Estate Management

•                 Leadership Nashville Greater Nashville Association of Realtors

•                 Nashville Area Chamber of Commerce

•                 Member, past Chairman, Metropolitan Board of Zoning Appeals 04/04/89-2/26/94

•                 Member, 1987-1988, Tennessee Capitol Restoration

•                 January 2007, 3 year term Director Greater Nashville Association of Realtors

•                 Member- Legislative Committee

o                Professional Standards Committee

o                Commercial Committee Co-Chair

•                 Board of Directors Gordon Jewish Community Center (beginning 1995 ends 2008)

o                Teen Recognition Committee- Chair

o                House Committee-Chair

•                 Board of  Trustees, Temple Ohabai Shalom 4 years beginning May 2007

•                 Chair, July 2007 Cemetery Committee

AWARDS AND HONORS

•                 Ambassadors Award –May 2004 Center for Jewish Awareness

•                 Distinguished Alumni-University School of Nashville

•                 Who’s Who in America

•                 Nashville Outstanding Jewish Teen

•                 Tennessee Historical Commission for Certificate of Merit for Preservation of Tennessee Heritage-2004

TODD SPITZER

PROFESSIONAL BIOGRAPHY

Todd Spitzer currently sits as the Orange County Supervisor for the Third District.  Spitzer chairs the Orange County Transportation Authority’s Finance and Administration Committee where he oversees the finances of the $1.2 billion agency as well as the funds managed through county’s transportation taxes, known as Measure M and Measure M2.  He also sits as a voting member of both the Foothill and San Joaquin Hills Transportation Corridor Agencies, overseeing toll policy, toll lane management, construction and ridership in order to address mobility issues of these two agencies that have a combined budget of $291 million annually.

In addition to his duties as Supervisor, Spitzer also runs Spitzer Law Office, advising businesses on legal matters relating to regulatory issues impacting their operations.  He is considered to be an expert at navigating business matters involving government oversight and regulatory authority, assisting in real estate acquisition, restructuring and sales.  Spitzer is also considered to be an excellent mediator, often assisting in the resolution of conflicts between competing entities where negotiation and finding a middle ground are necessary for a deal to go forward.

Dedicated to public service, Spitzer has also served his community as a high school teacher, police officer and assistant district attorney.  He knows the challenges facing everyday people and sought his current office in order to encourage job growth and economic development in Orange County, maintain public safety and improve accountability in government spending.

EXECUTIVE PROFILE

Former California State Assembly Member with a dedicated career to public service.  Past positions serving the community include high school English teacher, police officer for the Los Angeles Police Department, and Orange County District Attorney.  Currently serves as Orange County Supervisor, Third District where acts as a leading government expert on municipal finance, debt restructuring, construction and finance of large municipal projects and construction management.

CAREER HISTORY

ORANGE COUNTY BOARD OF SUPERVISORS, Orange County	January 2013 - Present

County Supervisor, Third District

•                 Sworn in to office on January 7, 2013

•                 Originally served on the BOS from 1996 to 2002

•                 Chaired the Orange County Fire Authority, Orange County Transportation Authority, and the Tollroad Corridors Agency Board (San Joaquin)

•                 Considered a leading government expert on municipal finance, debt restructuring, construction and finance of large municipal projects and construction management

ORANGE COUNTY TRANSPORTATION AUTHORITY, Orange, CA	January 2013-Present

Chairman, Finance and Administration Committee

•                 Tasked with reviewing and providing recommendations to the Board of Directors on a variety of financial and administrative matters including but not limited to investments, debt financing, financial operations, financial reporting, human resources, risk management and information systems

•                 As chairman, manage the finances of the $1.2 billion agency and the funds managed through the county’s transportation taxes, known as Measure M and Measure M 2. OCTA outstanding investments total $1.4 billion, with a debt portfolio of $495.6 million

•                 Provide oversight of the 91 express lanes, 11 miles of toll lanes connecting Riverside and Orange Counties. Built at a cost of $135 million, the toll road opened in 1995.

•                 The Orange County Transportation Authority Board of Directors approved the issuance of $124,350,000 Senior Lien Toll Road Revenue Refunding Bonds (91 Express Lanes), Series 2013 on July 22, 2013

•                 The 2013 Bonds are rated A1, A, A- respectively by Moody’s, S&P and Fitch Ratings. Barclays was the senior managing underwriter. The offering was overprescribed based on the solvency and confidence in OCTA

TRANSPORTATION CORRIDOR AGENCIES, Irvine, CA	January 2013 - Present

Director

•                 Serve as voting member of both the Foothill and San Joaquin Hills Transportation Corridor Agencies.

•                 Provide oversight for toll policy, toll lane management, construction and ridership in order to address mobility issues of two agencies with a combined annual budget of $291 million

SOCIAL MEDIA ADVISOR; COMPLIANCE WITH FINRA AND SEC REGULATIONS	2011-Present

Broker Dealer Social Media Advisor

•                 Developed expertise in designing social media platforms and policies for Broker Dealers who are regulated by FINRA and the SEC

•                 Taught seminars throughout the country about how to buy and sell a broker practice on how to plan out a seven year path to successfully transition a practice to a new owner/partner

MARSY’S LAW FOR ALL	September 2002 - Present

Victims’ Right Attorney/Marsy’s Law Expert

•                 Advised businesses on strategic planning and legal issues

•                 Served as counsel to private law firms since 2002

Director, Legal Affairs

•                 Served as California state-wide campaign manager for Proposition 9 (2008) Marsy’s Law

•                 Develop curriculum to teach law enforcement, victims’ groups and the community about victims’ constitutional and enforceable rights in the criminal justice process

SPITZER LAW OFFICE, Orange County, CA	2010 - Present

Attorney at Law

•                 Advise businesses on legal matters relating to regulatory issues impacting operations.

•                 Considered an expert at navigating business matters involving government oversight and regulatory authority

•                 Assist in real estate acquisition, restructuring and sales

•                 Considered an excellent mediator and often assist to resolve conflicts between competing entities where negotiation and finding a middle ground are necessary for a deal to go forward

ORANGE COUNTY DISTRICT ATTORNEY, Orange County, CA	2008 - 2010

Assistant District Attorney

•                 Supervised line deputy district attorneys

•                 Advised district attorney as to his budget and relations with the county Board of Supervisors

•                 Conducted serious felony jury trials as lead counsel

CALIFORNIA STATE ASSEMBLY	December 2002 – November 2008

Elected Member, State Assembly

•                 Elected to three consecutive two-year terms representing the 71st Assembly District

ORANGE COUNTY BOARD OF SUPERVISORS, Orange County, CA	1996 - 2002

Third District Supervisor

•                 Elected as a relatively unknown candidate in a field of eight against a well-financed and well known state assembly member

LOS ANGELES POLICE DEPARTMENT, Hollenbeck Division	1990 - 2000

Level One Reserve Police Officer

•                 Worked as a sworn volunteer reserve police officer

•                 Primarily worked patrol duties and led the Hollenbeck DUI Enforcement Team

•                 Given training as a lawyer, also trained police officers and detectives in law and investigative skill building

ORANGE COUNTY DISTRICT ATTORNEY, Orange County, CA	1990 - 1996

Deputy District Attorney

•                 Prosecuted violent felonies such as home invasion robbery, gang crimes including attempted murder and sex crimes including sexual battery and attempted rape

CLEAR CHANNEL RADIO	1990

Producer at KFI AM 640, The Bill Handel “Handel on the Law”

•                 Served on-the-air with Nick Federoff on Saturday mornings from 5-7 a.m. and with Bill Handel live from 7-9 a.m.

LOS ANGELES UNIFIED SCHOOL DISTRICT	1984 - 1985

High School English Teacher (Roosevelt High School)

•                 Taught core 10th grade English and Advanced Placement English for 12th grade students

•                 Taught ESL to adults in night school

CALIFORNIA STATE SENATE, Sacramento, CA	1982 - 1983

California State Senate

•                 Selected as one of 12 from a nation-wide search to work in a one-year fellowship program in the California State Senate

EDUCATION

M.P.P., Masters in Public Policy

University of California, Berkeley, 1986 - 1989

J.D., Law

University of California Hastings College of Law, 1985-1989

B.A., Government

University of California, Los Angeles, 1978 - 1982

CAREER & COMMUNITY SERVICE (Past and Present)

•                 State-Wide Chairman & Campaign Manager, Prop 9, Marsy’s Law (California Victims’ Bill of Rights)

•                 State-Wide Co-Chairman, Proposition 69, DNA Fingerprint Initiative

•                 Orange County Chairman, Jessica’s Law, Anti-Child Predator Initiative

•                 Orange County Chairman, “No” on Proposition 66, Anti-Three Strikes Initiative

•                 Legislative Member, California Police Officers Memorial Foundation

AWARDS AND HONORS

•                 Victims’ Advocacy Lifetime Achievement Award, Crime Survivor’s Inc.

•                 Victims’ Advocacy Recognition 2012 and 2013, Parents of Murdered Children, OC

•                 Outstanding Prosecutor Award, Mothers Against Drunk Drivers, OC

•                 Outstanding Prosecutor Award, Orange County District Attorney’s Office

•                 Special Distinction Award, L.A. County Deputy District Attorney’s Office

•                 Outstanding Assembly Member & Lifetime Career Achievement Award, California State Sheriff’s Association

•                 William M. Schurr High School, Hall of Fame, Alumni, “Law & Politics”